Inc.

4
ADDENDUM TO PROMISSORY NOTE

This agreement amends the promissory nOte for a revolving loan dated 10/25/2004 between Compliance Systems Corporation and Barry Brookstein.

By this addendum, the parties agree that no demand for payment with regard to the above promissory note shall be made prior to January, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this addendum on this 6th day of

May, 2005.

Compliance System orporation
By.	De	ai~'	By:

GU		ORS		Barry
Brookstein

Inc.

4

PROMISSORY NOTE

Borrower:	Compliance Systems Corporation
90 Pratt Oval
Glen Cove, NY 11542

Principal Amount: Revolving Loan

1.	FOR VALUE RECEWED, Compliance Systems Corporation promises to pay to Barry
Brookstein at such address as may be provided in writing to Compliance Systems
Corporation on demand, such principal sum as may be provided to Compliance Systems
Corporation from a revolving loan account established by Barry Brookstein, with interest payable on any outstanding unpaid principal at the rate of 12 percent per annum, calculated monthly not in advance.

2.	This promissory note will be repaid in consecutive monthly installments of interest only payments in arrears.

3.	Notwithstanding anything to the contrary in the note, if Compliance Systems Corporation defaults in the performance of any obligation under this Note, then Barry Brookstein may declare the principal amount owing under this note at that time to be immediately due and payable.

4.	This note will be construed in accordance with and governed by the laws of the State of New
York.

5.	All cost, expenses and expenditures including, and without limitation, the complete legal costs incurred by Barry Brookstein in enforcing this promissory note as a result of any default by Compliance Systems Corporation, will be added to the principal then outstanding and will immediately be paid by Compliance Systems Corporation

6.	This note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Compliance Systems Corporation and Barry
Brookstein. Compliance Systems Corporation waives presentment for payment, notice of non-
payment, protest and notice of protest

7.	The individual executing this Promissory Note on behalf of Compliance Systems Corporation does hereby represent and warrant that he/she has been and is on the date of this Promissory
Note duly authorized by all
necessary and appropriate
	corporate action to execute	Inc.
it on behalf of Compliance
Systems Corporation

(f~1ht name and iN WITNESS title) WHEREOF this Promissory Note has been executed by Compliance Systems Corporation this 25th day of October, 2004.
By:

Compliance
ems Corporation
GUARANTORS
_L~ i~Gil-~t~,j

Promissory Note CSC to BB 2004-10-25